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                                         SUBSIDIARIES OF REGISTRANT

                                            Kelly Services, Inc.

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                                                       State/Jurisdiction
                     Subsidiary                         of Incorporation            Business Name
Kelly Services (Canada), Ltd.                          Canada               Kelly Temporary Services

Les Services Kelly (Quebec) Inc.                       Quebec               Les Services Kelly
  (a subsidiary of Kelly Services (Canada), Ltd.)

Societe Services Kelly                                 Delaware             Kelly Services

Kelly Properties, Inc.                                 Michigan             Kelly Properties

Kelly Services (Ireland), Ltd.                         Delaware             Kelly Temporary Services
  (a subsidiary of Kelly Properties, Inc.)

Kelly Services (UK), Ltd.                              Delaware             Kelly Temporary Services
  (a subsidiary of Kelly Properties, Inc.)

Kelly Assisted Living Services, Inc.                   Delaware             Kelly Assisted Living Services

Kelly Services (Australia), Ltd.                       Delaware             Kelly Temporary Services

Kelly Services (New Zealand), Ltd.                     Delaware             Kelly Temporary Services

Kelly Professional and Technical Services, Inc.        Delaware             Kelly Professional and Technical
                                                                            Services

The Wallace Law Registry, Inc.                         Connecticut          Wallace Law Registry
  (a subsidiary of Kelly Professional and
  Technical Services, Inc.)

Kelly Professional Services (France), Inc.             Delaware             Kelly Professional Services

Kelly Services of Denmark, Inc.                        Delaware             Kelly Bemanningslosninger
                                                                            Karin Lanng Kelly

Kelly Services (Nederland), B.V.                       The Netherlands      Kelly Uitzendburo

Kelly Services Norge A.S.                              Norway               Kelly Personal Byraet
  (a subsidiary of Kelly Services (Nederland), B.V.)

Kelly de Mexico, S.A. de C.V.                          Mexico               Kelly Temporary Services

KSI Acquisition Corporation                            California           Your Staff

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                                   SUBSIDIARIES OF REGISTRANT (continued)

                                            Kelly Services, Inc.



                                                       State/Jurisdiction
                     Subsidiary                         of Incorporation            Business Name
OK Personnel Service Holding SA                        Switzerland          OK Personnel

Kelly Services France S.A.                             France               Kelly Services France

Bourse Du Travail Temporaire 2000                      France               BTT 2000
  (a subsidiary of Kelly Services France S.A.)

Kelly Formation S.A.R.L.                               France               Kelly Formation
  (a subsidiary of Kelly Services France S.A.)

Kelly Services Luxembourg S.A.R.L.                     Luxembourg           Kelly Services

Kelly Services Italia SRL                              Italy                Kelly Services
  (a subsidiary of Kelly Services, Inc. and
   Kelly Properties, Inc.)

Kelly Service Iberia Holding Company, S.L.             Spain                Kelly Services E.T.T.

Kelly Services Empleo E.T.T., S.L.                     Spain                Kelly Services E.T.T.
  (a subsidiary of Kelly Services Iberia
   Holding Company, S.L.)

Kelly Services Seleccian y Formacion, S.L.             Spain                Kelly Services E.T.T.
  (a subsidiary of Kelly Services Iberia
   Holding Company, S.L.)

Kelly Service CIS, Inc.                                Delaware             Kelly Services



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